For Recorder’s Use Only

Recording Requested By and
When Recorded Return to:

LittlePringle1, LLC
c/o DeWind, Inc.
2026 McGaw Ave
Irvine, CA 92614
Attn:  Michael McIntosh

ASSIGNMENT AND ASSUMPTION AGREEMENT

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HUTCHINSON	§

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made, dated and effective as of October 6, 2008 (the “Effective Date”), between HIGHER POWER ENERGY, LLC (“Assignor”), a Texas limited liability company and LITTLEPRINGLE1, LLC (“Assignee”), a Delaware limited liability company.

RECITALS:

WHEREAS, Assignor has been involved in the development of a wind power electricity generating project in Hutchinson County, Texas known as Little Pringle One (the “Project”); and

WHEREAS, Assignor has entered into those certain Lease Agreements described in Exhibit A attached hereto (collectively, the “Leases”) with respect to the Project; and

WHEREAS, Assignor now desires to forever assign, convey and transfer to Assignee all of its rights, title and interests in connection with the Leases and Assignee desires to receive such rights and assume all of the obligations, responsibilities and liabilities of Assignor in, to or under the Leases first arising or accruing on or after the Effective Date.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.           Assignment.  As of the Effective Date, Assignor has assigned, conveyed and transferred and by these presents hereby does assign, convey and transfer to Assignee all of its rights, title and interests in, to and under the Leases.

2.           Assumption.  Assignee hereby takes and accepts as of the Effective Date, all of Assignor’s rights, title and interests in, to and under the Leases, and from and after the Effective Date, Assignee shall be responsible for and shall perform all of those obligations, responsibilities and liabilities in, to and under the Leases first arising or accruing on or after the Effective Date.

3.           Assignee’s Indemnification.  Assignee hereby indemnifies, protects, defends and holds Assignor, Assignor’s officers, employees and members and all of their respective successors and assigns, harmless from any and all claims, damages, losses, suits, proceedings, costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), both known and unknown, present and future, at law or in equity, arising out of, by virtue of or in any way related to the breach by Assignee of (or Assignee’s failure to timely perform) any or all of the obligations imposed on the lessee under the Leases, which obligations accrue from and after the Effective Date.

4.           Assignor’s Indemnification.  Assignor hereby indemnifies, protects, defends and holds Assignee, Assignee’s officers, employees and members and all of their respective successors and assigns, harmless from any and all Losses, both known and unknown, present and future, at law or in equity, arising out of, by virtue of or in any way related to the breach by Assignor of (or Assignor’s failure to timely perform) any or all of the obligations imposed on the lessee under the Leases, which obligations accrued prior to the Effective Date.

5.           No Representations or Warranties.  Neither Assignor nor Assignee makes any representations or warranties to the other party of any kind whatsoever in connection with the transactions contemplated hereunder.

6           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each party and its successors and assigns.  Assignee may assign its rights and obligations under this Agreement, in whole or in part, without the need for Assignor’s consent.

7.           Recordation.  This Agreement may be recorded in the Real Property Records of Hutchinson County, Texas.

8.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

9.           Enforcement.  If any portion of this Agreement shall be determined to be invalid or unenforceable, it shall be modified rather than voided, if possible, in order to carry out the intent of this Agreement.  In any event, the remainder of this Agreement shall be valid and enforceable to the fullest extent possible.

10.           Counterparts.  This Agreement may be executed in multiple counterparts, no one of which need be executed by all parties hereto, each of which shall constitute an original.  Counterparts thus executed shall together constitute one and the same instrument.

[ Signature pages follow. ]

IN WITNESS WHEREOF, AND INTENDING TO BE LEGALLY BOUND HEREBY, Assignor and Assignee have caused this Agreement to be duly executed and delivered by their authorized representatives as of the Effective Date.

“ASSIGNOR”

HIGHER POWER ENERGY, LLC,
a Texas limited liability company

By
Name:
Title:

THE STATE OF	§
§
COUNTY OF	§

     On _______________, 2008, ________________ of Higher Power Energy, LLC, known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, personally appeared before me and acknowledged to me that he/she executed the same in his/her respective authorized capacity, on behalf of said entity.

Witness my hand and official seal.

[Notary Stamp/Seal]

Notary Public in and for the State of

“ASSIGNEE”

LITTLEPRINGE1, LLC,
a Delaware limited liability company

By: DeWind SWI Wind Farms, LLC, the sole member

By
Name: Robert C. Rugh
Title: Secretary

THE STATE OF CALIFORNIA	§
§
COUNTY OF	§

On _________________, 2008 before me, ______________________________, personally appeared ____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

[Notary Stamp/Seal]

Notary Public in and for the State of California

EXHIBIT A

LEASE AGREEMENTS

1.	Lease Agreement dated August 6, 2008 between Higher Power Energy, LLC and Shields and Sons

2.	Lease Agreement dated August 6, 2008 between Higher Power Energy, LLC and the Don McLain Family Limited Partnership